EXHIBIT 10.12
                              EMPLOYMENT AGREEMENT

          AGREEMENT by and between Golden Books Family Entertainment, Inc., a Delaware corporation (the "Company"), and Richard E. Snyder (the "Executive"), dated as of the 27th day of January, 2000.

          1. DEFINITION OF CHANGE OF CONTROL. For the purpose of this Agreement, a "Change of Control" shall mean:

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more (on a fully diluted basis) of either (i) the then outstanding shares of common stock of the Company, taking into account as outstanding for this purpose such common stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such common stock (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition by the Company or any "affiliate" of the Company, within the meaning of 17 C.F.R. ss. 230.405 (an "Affiliate"), (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate of the Company, (iii) any acquisition by any corporation pursuant to a transaction which complies with classes (i), (ii) and (iii) of subsection (c) of this Section 1, or (iv) any acquisition by the Executive or a group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) that includes the Executive.

          (b) Individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent thereto whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting


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power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and (ii) no Person (excluding (A) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate of the Company, or such corporation resulting from such Business Combination or any Affiliate of such corporation, or (B) any entity in which the Executive has an equity interest, or any Affiliate of such entity) beneficially owns, directly or indirectly, 35% or more (on a fully diluted basis) of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination, taking into account as outstanding for this purpose such common stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such common stock, or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

          2. EMPLOYMENT PERIOD. The Company hereby agrees to continue to employ the Executive and the Executive hereby agrees to remain in the continued employ of the Company, subject to the terms and conditions of this Agreement, for the period commencing on the date hereof (the "Effective Date") and ending on May 8, 2003 or such earlier date on which the Executive's employment is terminated pursuant to the terms hereof (the "Employment Period").

          3. TERMS OF EMPLOYMENT. (a) POSITION AND DUTIES. (i) Commencing on the Effective Date and for the remainder of the Employment Period, the Executive shall be the Chief Executive Officer of the Company and Chairman of the Company's Board of Directors and shall have such duties, responsibilities and authority as shall be consistent therewith. The Executive shall be based in New York City.

               (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote full time during normal business hours to the business and affairs of the Company and to use the Executive's best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as

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such activities do not interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to a Change of Control, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to a Change of Control shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

          (b) COMPENSATION. (i) BASE SALARY. During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary") at a rate of $750,000 until the third anniversary of the Effective Date and, thereafter, at a rate of $850,000. The Annual Base Salary shall be paid in equal monthly installments. During the Employment Period, the Annual Base Salary shall be reviewed at least every 12 months. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under the Agreement. The Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased.

               (ii) ANNUAL BONUS. In addition to Annual Base Salary, the Executive shall be awarded, for each fiscal year ending during the Employment Period, an annual bonus (the "Annual Bonus") pursuant to the Company's Executive Officer Bonus Plan or a replacement therefor (the "Annual Plan") under one or more of the criteria prescribed in the plan as generally designed by a compensation expert mutually satisfactory to the Board and the Executive and approved by the Compensation Committee of the Board of Directors, which bonus shall be pro rated in the case of a bonus for any fiscal year during which the Executive was employed for less than 12 months. The Executive shall have a target annual bonus of 100% of his Annual Base Salary (the "Target Bonus") and an annual bonus opportunity of 200% of his Annual Base Salary (inclusive of the Target Bonus), subject in each case to attainment of the performance goals set forth in the Annual Plan. The Executive waives any right to receive a pro rated Target Award under Section 15 of the Executive Officer Bonus Plan upon a "change of control," as defined therein, so long as he shall be employed on the last day of the fiscal year and be entitled to an Annual Bonus at the levels specified herein on a non pro rated basis for the fiscal year of such "change of control" if the performance goals for such fiscal year are achieved. Each such Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus. The parties acknowledge that the Annual Plan has been approved by the stockholders of the Company in accordance with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Board may award the Executive bonuses other than pursuant to the Annual Plan in its discretion.

               (iii) RESTRICTED STOCK. Simultaneous with, and as further consideration for, the Executive's execution of this Agreement, the Company shall grant to the Executive restricted shares of Common Stock which represent 2.5% of the Company's then issued and outstanding Common Stock (but prior to dilution by any portion of the 10.0% of the Common Stock available under the management incentive plan referenced in Section 3(b)(iv) below or any

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warrants) in accordance with the form of restricted stock agreement annexed as
Exhibit A hereto (the "Restricted Stock"). Not less than two-thirds (2/3) of the shares of Restricted Stock shall vest on the second anniversary of the date hereof and the remaining shares of Restricted Stock shall vest on the third anniversary of the date hereof provided the Executive has been continuously employed through each applicable vesting date. Notwithstanding the foregoing, in the event the Executive's employment is terminated by reason of his death or Disability or the Executive is terminated by the Company without Cause or terminates his employment for Good Reason, the shares of Restricted Stock shall become fully vested on the Date of Termination. Upon a Change in Control, the provisions of Section 8 shall apply. The Company shall file and maintain a Form S-8 with regard to the Restricted Stock and shall file Forms S-3 as reasonably requested by the Executive with regard to the Restricted Stock.

               (iv) MANAGEMENT RESTRICTED STOCK. Simultaneous with, and as further consideration for, the Executive's execution of this Agreement, the Company shall make an additional grant to the Executive of restricted shares of Common Stock which represent 2.0% of the Company's issued and outstanding Common Stock on a fully diluted basis (including all shares authorized, whether or not issued or covered by a grant, under any employee stock incentive plan and any warrants) pursuant to the Company's management incentive plan in accordance with the form of management restricted stock agreement annexed as Exhibit B hereto (the "Management Restricted Stock"). Not less than two-thirds (2/3) of the shares of Management Restricted Stock shall vest on the second anniversary of the date hereof and the remaining shares of Management Restricted Stock shall vest on the third anniversary of the date hereof provided the Executive has been continuously employed through each applicable vesting date. Notwithstanding the foregoing, in the event the Executive's employment is terminated by reason of his death or Disability or the Executive is terminated by the Company without Cause or terminates his employment for Good Reason, the Management Restricted Stock shall become fully vested on the Date of Termination. Upon a Change in Control, the provisions of Section 8 shall apply. The Company shall file and maintain a Form S-8 with regard to the Management Restricted Stock and shall file Forms S-3 as reasonably requested by the Executive with regard to the Management Restricted Stock.

               (v) INCENTIVE, SAVINGS, RETIREMENT AND EQUITY PLANS. During the Employment Period, the Executive shall be eligible to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other senior executives of the Company and its affiliated companies, provided that after a Change of Control in no event shall such plans, practices, policies and programs provide the Executive with incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by the Company and its affiliated companies for the Executive under such plans, practices, policies and programs as in effect at any time during the 120-day period immediately preceding a Change of Control. In addition, the Executive may participate in other equity plans and share in future grants to management employees of stock options contemplated to be granted at or about the Effective Date to management employees.

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               (vi) SUPPLEMENTAL RETIREMENT PLAN. In addition to any retirement benefits payable to the Executive pursuant to a plan or program described in
Section 3(b)(v), the Executive shall be entitled to a supplemental retirement benefit, paid in the form of a single life annuity, of $250,000 per annum, with payments commencing on the first day of the month immediately following the latest of (i) May 8, 2001, (ii) the Executive's cessation of employment with the Company other than by reason of death, or (iii) when the Executive ceases to receive long term disability benefits pursuant to Section 3(b)(vii) below. Notwithstanding the above, at the election of the Executive made at any time prior to the commencement of payment, such supplemental retirement benefit shall be paid in the form of a joint and 50% survivor annuity, which is the actuarial equivalent of such single-life annuity (as determined by the Company's actuaries using reasonable actuarial assumptions).

               (vii) WELFARE BENEFIT PLANS. During the Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company and its affiliated companies, provided that after a Change of Control in no event shall such plans, practices, policies and programs provide the Executive with benefits which are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Executive at any time during the 120-day period immediately preceding a Change of Control. Executive shall be provided with both active and retiree medical benefits on an indemnity basis with a $3 million lifetime cap subject to an obligation to pay 20% of the cost of such benefits up to a maximum of $200,000. The Company shall provide either (1) term life insurance coverage to the Executive with a death benefit of at least $3 million, or (2) at the Executive's election, a monthly cash allowance equal to the cost of insurance determined pursuant to the "Table 1 rate" for insurance coverage up to $3 million obtained by the Executive. For this purpose, the "Table 1 rate" is the rate published by the United States Department of the Treasury as uniform premiums for group term life insurance protection as currently set forth in Treasury Regulation section 1.79-3(d). In the event of the Executive's "Disability" (as defined in Section 4(a)), the Company shall provide the Executive with an annual Disability benefit of no less than $700,000 per annum until the Executive reaches age 70.

               (viii) EXPENSES. During the Employment Period, the Company shall pay or promptly reimburse the Executive for all business expenses upon presentation of receipts therefor in accordance with the normal practices of the Company. It is acknowledged that the Executive will incur expenses consistent with an executive of his stature in the Company's industry.

               (ix) FRINGE BENEFITS. During the Employment Period, the Executive shall be entitled to fringe benefits of a type and an amount appropriate to an executive of Executive's stature in the Company's industry, including, without limitation, tax and financial

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planning  services,  payment of club dues,  and an  automobile of his choice and payment of related expenses, including the services of a driver (collectively, "Fringe Benefits").

               (x) VACATION. During the Employment Period, the Executive shall be entitled to five weeks of paid vacation per year.

          4. TERMINATION OF EMPLOYMENT. (a) DEATH OR DISABILITY. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 12(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 90 out of 120 consecutive business days as a result of incapacity due to mental or physical illness which is determined to prevent the Executive from performing his duties to the Company by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

          (b) CAUSE. The Company may terminate the Executive's employment during the Employment Period for Cause, provided that the Notice of Termination is delivered to the Executive not more than 180 days after the discovery by the Company of the Cause event. For purposes of this Agreement, "Cause" shall mean:
(i) the conviction of, or pleading guilty to, a felony or crime involving moral turpitude, or (ii) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness which results in a Disability), after a written demand for substantial performance is delivered to the Executive by the Board, which specifically identifies the manner in which the Board or Chief Executive Officer believes that the Executive has not substantially performed the Executive's duties.

          For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of regular outside counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of a majority of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity,

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together with counsel, to be heard before the Board),  finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described, and specifying the particulars thereof in detail.

          (c) GOOD REASON. The Executive's employment may be terminated by the Executive for Good Reason, provided that the Notice of Termination is delivered to the Company not more than 180 days after the discovery by the Executive of the Good Reason event. For purposes of this Agreement, "Good Reason" shall mean in each case, without the Executive's prior written consent:

          (i) the assignment to the Executive of any duties inconsistent with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 3(a) of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

          (ii) any failure by the Company to comply with any of the provisions of Section 3(b) of this Agreement (other than failure not occurring in bad faith) or any material breach by the Company of this Agreement which, in either case, is not remedied by the Company promptly after receipt of notice thereof given by the Executive;

          (iii) the Company's requiring the Executive to be based at any office or location outside New York City, or, after a Change of Control, the Company's requiring the Executive to travel on Company business to a substantially greater extent than required immediately prior to a Change of Control; or

          (iv) any failure by the Company to comply with and satisfy Section 11(c) of this Agreement.

          (d) NOTICE OF TERMINATION. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

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          (e) DATE OF TERMINATION. "Date of Termination" means (i) if the
Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be (although such Date of Termination shall retroactively cease to apply if the circumstances providing the basis of termination for Cause or Good Reason are cured in accordance with
Section 4(b) or 4(c) of this Agreement, respectively), (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

          5. OBLIGATIONS OF THE COMPANY UPON TERMINATION. (a) GOOD REASON; OTHER THAN FOR CAUSE, DEATH OR DISABILITY. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause or Disability or the Executive shall terminate employment for Good Reason:

          (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination (or, in the case of any amount calculated based on the actual performance during the fiscal year of the termination, at such time as bonuses are paid or made available to other senior executives of the Company) the aggregate of the following amounts:

               A. the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, (2) the product of (x) the Annual Bonus paid or payable, including any bonus or portion thereof which has been earned but deferred (and annualized for any fiscal year consisting of less than twelve full months or during which the Executive was employed for less than twelve full months), for the most recently completed fiscal year during the Employment Period or, if the Date of Termination occurs during the fiscal year during which the Effective Date occurs, for the current fiscal year based on the actual performance results for the measuring period ending at the end of such fiscal year assuming that the Executive was employed by the Company for the entire fiscal year (the "Earned Bonus"), provided that (and without affecting the definition of Earned Bonus), if Executive is entitled pursuant to the Annual Plan to a portion of the Target Bonus for a fiscal year as a result of a "change of control," as defined in the Annual Plan, the amount payable under A2 if for the same fiscal year shall be reduced by the amount of the Target Bonus being otherwise paid, and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365 (the "Pro Rata Bonus"), and (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), and (3) shall be hereinafter referred to as the "Accrued Obligations"); and

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               B. If the Date of Termination is prior to May 8, 2001, the amount equal to the product of (1) three and (2) the sum of the Executive's Annual Base Salary and the Earned Bonus, or if the Date of Termination is on or after May 8, 2001, the amount equal to the product of (a) two and (b) the sum of the Executive's Annual Base Salary and the Earned Bonus; and

               C. an amount equal to the difference between (a) the actuarial equivalent of the benefit (utilizing actuarial assumptions no less favorable to the Executive than those most favorable to the Executive in effect under the Company's qualified defined benefit retirement plan (the "Retirement Plan") at any time during the 120 days immediately prior to a Change of Control) under the Retirement Plan, and any excess or supplemental retirement plan in which the Executive participates (together, the "SERP") which the Executive would receive if the Executive's employment continued for (I) if the Date of Termination is prior to May 8, 2001, three years after the Date of Termination, or (II) if the Date of Termination is on or after May 8, 2001, two years after the Date of Termination, and (b) the actuarial equivalent of the Executive's actual benefit (paid or payable), if any, under the Retirement Plan and the SERP as of the Date of Termination. For purposes of this subsection (C), it shall be assumed that all accrued benefits are fully vested and that the Executive's compensation during the applicable two or three year period is that required by Section 3(b)(i) and by Section 3(b)(ii) but based on the Earned Bonus;

                  (ii)  all  stock  options,  restricted  stock and other
         stock-based   compensation  shall  become  immediately  exercisable  or
         vested, as the case may be;

                  (iii) If the Date of Termination is prior to May 8, 2001, for three years after the Executive's Date of Termination, or, if the Date of Termination is on or after May 8, 2001, for two years but, in all cases, for such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 3(b)(vii) of this Agreement if the Executive's employment had not been terminated, provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the corresponding medical and other welfare benefits described herein shall be terminated. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until the later of the applicable two or three year period after the Date of Termination or the end of the Employment Period and to have retired on the last day of such period;

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               (iv) If the Date of Termination is prior to May 8, 2001, for three years after the Executive's Date of Termination, or, if the Date of Termination is on or after May 8, 2001, for two years, the Company shall continue to provide the Executive with Fringe Benefits; and

               (v) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided to the Executive or which the Executive is entitled to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies, to the extent payment of any such amounts or benefits are not already provided for under this Agreement including, but not limited to, the supplemental retirement benefit set forth in Section 3(b)(vi) above (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

          (b) DEATH. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits (to the extent payable upon the Executive's death). Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination (or at such other time as expressly provided herein). With respect to the provision of Other Benefits after a Change of Control, the term Other Benefits as utilized in this Section 5(b) shall include, without limitation, and the Executive's estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable benefits provided by the Company and affiliated companies to the estates and beneficiaries of peer executives of the Company and such affiliated companies under such plans, programs, practices and policies relating to death benefits, if any, as in effect with respect to other peer executives and their beneficiaries at any time during the 120- day period immediately preceding a Change of Control.

          (c) DISABILITY. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination (or at such other time as expressly provided herein). With respect to the provision of Other Benefits after a Change of Control, the term Other Benefits as utilized in this Section 5(c) shall include, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits at least equal to the most favorable of those generally provided by the Company and its affiliated companies to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect generally with respect to other peer executives and their families at any time during the 120-day period immediately preceding a Change of Control.

          (d) CAUSE; OTHER THAN FOR GOOD REASON. If the Executive's employment shall be terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (x) his Annual Base Salary through the Date of Termination, (y) the amount of any compensation previously deferred by the Executive, and (z) Other Benefits, in each case to the extent theretofore unpaid. If the Executive voluntarily terminates employment during the Employment Period, excluding a termination for Good Reason, this Agreement shall terminate without further obligations to the Executive, other than for Accrued Obligations but not including the Pro Rata Bonus and the timely payment or provision of Other Benefits. In such case, all Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination (or at such other time as expressly provided herein). Upon a termination of the Executive's employment for Cause by the Company or by the Executive without Good Reason, the Executive shall forfeit all stock options, restricted stock and other stock-based compensation that is not vested on the Date of Termination. If the Executive's employment is terminated for Cause, nothing in this Agreement shall prevent the Company from pursuing any other available remedies against the Executive.

          6. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

          7. FULL SETTLEMENT; LEGAL FEES. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, all legal and professional fees and expenses which the Executive may reasonably incur as a result of the negotiation and preparation of this Agreement and any contest by the Executive in good faith, by the Company or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code; provided, that, in connection with any contest of this Agreement prior to a Change of Control, the Executive shall only be entitled to reimbursement of legal fees in the event that he prevails with respect to at least one material issue.

          8. CHANGE IN CONTROL. Upon the occurrence of a Change in Control of the Company during the Employment Period, all stock options, restricted stock and other stock-based compensation shall become immediately exercisable or vested, as the case may be, including without limitation, the Restricted Stock and the Management Restricted Stock.

          9. CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY. (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise or paid or payable as a result of any prior or future actions or change in effective control or ownership (within the meaning of Section 280G of the Code), but determined without regard to any additional payments required under this Section 9) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes and any benefits that result from the deductibility by the Executive of such taxes (including, in each case, any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

          (b) Subject to the provisions of Section 9(c), all determinations required to be made under this Section 9, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Ernst & Young or such other "Big Five" (or its equivalent) certified public accounting firm as may be designated by the Executive and reasonably acceptable to the Company (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 9, shall be paid by the Company to the Executive within 10 business days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to
Section 9(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

          (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

          (i) give the Company any information reasonably requested by the Company relating to such claim,

          (ii) take such action m connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

          (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

          (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of the payment of costs and expenses relating to such representation. Without limitation on the foregoing provisions of this Section 9(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the

Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority at his sole cost and expense.

          (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 9(a) or 9(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 9(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 9(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

          10. CONFIDENTIAL INFORMATION; NONSOLICITATION. (a) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 10 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

          (b) Until the later of (i) May 8, 2001 or (ii) one year following the termination of the Executive's employment for any reason, the Executive shall not, directly or indirectly, (i) employ or seek to employ any person who is at the Date of Termination, or was at any time within the six-month period preceding the Date of Termination, an employee of the Company or any of its subsidiaries or affiliates or otherwise cause or induce any employee of the Company or any of its subsidiaries or affiliates to terminate such employee's employment with the Company or such subsidiary or affiliate for the employment of another company (included for this purpose the contracting with any person who was an independent contractor of the Company during such period) or (ii) solicit any customers of the Company to purchase products or services then sold by the Company from another person or entity without, in either case, the prior written consent of the Company's Board of Directors.

          11. SUCCESSORS. (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          12. MISCELLANEOUS. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

               IF TO THE EXECUTIVE:

               Richard E. Snyder
               Linden Farm
               34 Boutonville Road
               Cross River, New York 10518

               IF TO THE COMPANY:

               Golden Books Family Entertainment, Inc.
               850 Third Avenue
               New York, New York 10022

               Attention:  General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (e) The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(c)(i)-(iv) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

          (f) The Executive and the Company acknowledge that this Agreement supersedes the amended and restated employment agreement dated as of the 20th day of August, 1996 by and between the Executive and the Company (as so amended on the 9th day of September, 1997) and any other agreement between them concerning the subject matter hereof.


                            [concluded on next page]

          IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                     RICHARD E. SNYDER


                                     ___________________________________________


                                     GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.


                                     By:  ______________________________________
                                          Name:
                                          Title:

                                    EXHIBIT A

[Restricted Stock Agreement]

                                    EXHIBIT B

[Management Restricted Stock Agreement]